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                                                                   EXHIBIT 4.12


                                                                 EXECUTION COPY

                           FOURTH AMENDMENT AND WAIVER

     FOURTH AMENDMENT AND WAIVER, dated as of May 29, 2002 (this "Amendment"), with respect to the Credit Agreement, dated as of March 29, 2000, as amended by the First Amendment dated as of April 23, 2001, the Second Amendment dated as of June 28, 2001 and the Third Amendment dated as of March 29, 2002 (the "Credit Agreement"), among VIASYSTEMS GROUP, INC., VIASYSTEMS, INC. (the "US Borrower"), VIASYSTEMS CANADA HOLDINGS, INC. (f/k/a VIASYSTEMS CANADA, INC.), PRINT SERVICE HOLDING N.V., the several banks and other financial institutions from time to time parties thereto (the "Lenders"), J.P. MORGAN BANK CANADA, as Canadian administrative agent, J.P. MORGAN EUROPE LIMITED, as the multicurrency administrative agent, and JPMORGAN CHASE BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                                   WITNESSETH:

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers; and

     WHEREAS, the Borrowers have requested, and upon the effectiveness of this Amendment, the parties hereto have agreed, to waive certain Defaults and Events of Default under the Credit Agreement upon the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:

     SECTION 1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. Unless otherwise indicated, all Section and subsection references are to the Credit Agreement.

     SECTION 2. Amendment. Subsection 13.4 of the Credit Agreement is hereby amended by adding thereto the following paragraph (h):

          (h) an unsecured guarantee by Holdings of the Senior Subordinated Indebtedness, provided, however, that such guarantee (i) shall contain subordination provisions substantially similar to the subordination provisions of the Senior Subordinated Indebtedness and have such other terms and conditions as shall be reasonably satisfactory to the Administrative Agent and (ii) shall not be issued more than one Business Day prior to the date on which a disclosure statement is sent to the holders of the Senior Subordinated Indebtedness in connection with a proposed restructuring thereof.

     SECTION 3. Waiver. The parties hereto hereby agree that, until the earliest of (a) August 29, 2002, (b) the date on which the US Borrower delivers to the Administrative Agent a notice of any payment of interest in respect of the Senior Subordinated Indebtedness, (c) the date on which any payment of such interest is made, (d) the date on which the US Borrower delivers to the Administrative Agent a notice of any payment in respect of its obligations to the Department of Trade and Industry ("DTI") of the United Kingdom and (e) the date on which any such payment is made to DTI (such earliest date, the "Waiver Expiration Date"), no Default or Event of Default shall be deemed to have occurred under the Credit Agreement as a result of any default (each a "Specified Default") (i) in the observance of the covenants contained in subsection 12.1(a) (with respect to the requirement that the financial statements furnished thereunder be reported on by independent certified public accountants without a "going concern" or like qualification or exception), 12.3 (due to the failure to pay principal or interest in respect of obligations to the DTI or interest on the Senior Subordinated Indebtedness) or 13.1 or (ii)

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pursuant to subsection 14(e) due to the failure to pay principal or interest in respect of obligations to the DTI or interest on the Senior Subordinated Indebtedness (unless any remedial action is taken as a result of such failure to pay interest on the Senior Subordinated Indebtedness). It is understood that an Event of Default as a result of any such Specified Default shall be deemed to have occurred and be continuing on and after the Waiver Expiration Date unless and until such Event of Default shall have been waived by the Required Lenders in accordance with subsection 17.1. The parties hereto further agree that, until the Waiver Expiration Date, no representation or warranty set forth in subsections 10.2, 10.7 and 10.20 shall be required to be made pursuant to subsection 11.2(a).

     SECTION 4. Notice of Payment In Respect of Senior Subordinated Indebtedness and DTI Obligations. The US Borrower hereby agrees to give the Administrative Agent at least three Business Days' prior written notice of (i) any payment of interest in respect of the Senior Subordinated Indebtedness and (ii) any payment in respect of its obligations to DTI. The failure to give any such notice shall constitute an Event of Default under the Credit Agreement.

     SECTION 5. Representations and Warranties. After giving effect to this Amendment, Holdings and the US Borrower (and each Foreign Subsidiary Borrower, only as to itself and its Subsidiaries) hereby confirm, reaffirm and restate that the representations and warranties set forth in Section 10 of the Credit Agreement (other than subsections 10.2, 10.7 and 10.20) are true and correct in all material respects as if made on and as of the date hereof except for any representation or warranty made as of the earlier date, which representation or warranty shall have been true and correct in all material respects as of such earlier date.

     SECTION 6. Conditions to Effectiveness. This Amendment shall become effective upon receipt by the Administrative Agent of:

     (a) Amendment to Credit Agreement. Counterparts of this Amendment, duly executed and delivered by Holdings, the US Borrower and the Foreign Subsidiary Borrowers.

     (b) Lender Consent Letters. Lender Consent Letters (or facsimile transmissions thereof) in the form of Exhibit A, duly executed and delivered by the Required Lenders consenting to the execution of this Amendment by the Administrative Agent.

     (c) Fee. An amendment fee, for the account of the Lenders that have delivered an executed Lender Consent Letter to the Administrative Agent or its counsel no later than 5:00 p.m., New York City time, on May 24, 2002, in an amount equal to 0.125% of the aggregate amount of the Commitments in effect and Term Loans outstanding of such Lenders. The fees payable hereunder to any Lender will be credited against any restructuring fee payable to such Lender upon the completion of the restructuring of Holdings and its Subsidiaries.

     (d) Additional Information. All financial and other information that has been requested by FTI/Policano & Manzo prior to the date hereof.

     (e) Expenses. Payment of all accrued amounts owing to the Administrative Agent pursuant to subsection 17.5 of the Credit Agreement.

     SECTION 7. Continuing Effect of Credit Agreement. Except as expressly amended herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.


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     SECTION 8. Governing Law; Counterparts. THIS AMENDMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The execution and delivery of a Lender Consent Letter by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                      VIASYSTEMS GROUP, INC.,
                                      as Guarantor


                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:


                                      VIASYSTEMS, INC.,
                                        as US Borrower


                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:


                                      VIASYSTEMS CANADA HOLDINGS, INC.,
                                        as Canadian Borrower


                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:


                                      PRINT SERVICE HOLDING N.V.,
                                        as a Foreign Subsidiary Borrower


                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:


                                      JPMORGAN CHASE BANK,
                                        as Administrative Agent and Collateral
                                        Agent


                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:


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